Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-227232

October 16, 2018

Studio City International Holdings Limited

Studio City International Holdings Limited, or the Company, has filed a registration statement on Form F-1, including a prospectus, with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Investors should rely upon the prospectus and any relevant free writing prospectus for complete details of this offering. You may get these documents and other documents the Company has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting (1) Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, United States of America, or by calling 1-800-503-4611, or by email at prospectus.cpdg@db.com; (2) Credit Suisse Securities (USA) LLC, Attention: Prospectus Department at 11 Madison Avenue, New York, NY 10010-3629, United States of America, or by calling 1-800-221-1037, or by email at newyork.prospectus@credit-suisse.com; or (3) Morgan Stanley & Co. LLC, Prospectus Department, 2nd Floor, 180 Varick Street, New York, NY, 10014, United States of America, or by calling 1-866-718-1649, or by email at prospectus@morganstanley.com. You may also access the Company’s most recent prospectus dated October 16, 2018, which is included in Amendment No. 2 to the Company’s registration statement on Form F-1, as filed with the SEC via EDGAR on October 16, 2018, or Amendment No.  2, by visiting EDGAR on the SEC website at http://www.sec.gov/Archives/edgar/data/1713334/000119312518300329/d552298df1a.htm.

This free writing prospectus reflects the following amendments that were made in Amendment No. 2. All references to page numbers are to page numbers in Amendment No. 2.

Updated Section

Appendix I replaces the section “Unaudited Pro Forma Condensed Consolidated Financial Information” of the Preliminary Prospectus dated October 9, 2018 in its entirety.

Cover

The following underwriters have been added to the cover of the Preliminary Prospectus dated October 9, 2018.

Bank of Communications Co., Ltd. Macau Branch

ICBC (Macau) Capital Limited

Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial and Operating Data

The following sentence supersedes and replaces in its entirety the second sentence of the first paragraph on page 17 of the Preliminary Prospectus dated October 9, 2018. Language deleted from the paragraph is ~~strikethrough~~ and language added to the summary is in bold and underlined.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2018 and 2017 and for the years ended December 31, 2017, 2016 and 2015 and summary unaudited pro forma condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017 and 2016, give pro forma effect to the Organizational Transactions and related transactions as described in “Corporate History and Organizational Structure,” as if all such transactions had occurred on January 1, 2015 and further gives pro forma effect to the transactions in connection with this offering as described in “Use of Proceeds” as if all such transactions occurred on January 1, 2017 and on January 1, 2018, and are based on available information and certain assumptions we believe are reasonable, but are subject to change.

The following table supersedes and replaces in its entirety the table appearing above the footnotes on page 18 of the Preliminary Prospectus dated October 9, 2018.

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2017	2016	2015(1)	2014(1)	2018(2)	2017
	(US$ thousands, except for share and per share data)
Other income (expenses), net	574	1,163	379	—	(22)	287
Loss on extinguishment of debt	—	(17,435)	—	—	—	—
Costs associated with debt modification	—	(8,101)	(7,011)	—	—	—

Total non-operating expenses, net	(157,126)	(187,549)	(42,930)	(37,651)	(79,137)	(78,621)

Loss before income tax	(76,676)	(242,315)	(232,207)	(66,036)	(14,468)	(47,031)
Income tax credit (expense)	239	(474)	(353)	—	(375)	15

Net loss	(76,437)	(242,789)	(232,560)	(66,036)	(14,843)	(47,016)

Loss per share:
Basic and diluted	(4,217)	(13,393)	(12,829)	(4,190)	(819)	(2,594)

Weighted average shares outstanding used in loss per share calculation:
Basic and diluted	18,127.94	18,127.94	18,127.94	15,759.02	18,127.94	18,127.94

Pro forma net loss attributable to participation interest(3)	18,656	97,116	93,024		3,623	11,476
Pro forma net loss attributable to Studio City International(3)	(57,781)	(145,673)	(139,536)		(11,220)	(35,540)
Pro forma loss per Class A ordinary share(3)
Basic and diluted	(0.257)	(1.339)	(1.283)		(0.050)	(0.158)
Pro forma weighted average Class A ordinary shares outstanding used in loss per share calculation(3)
Basic and diluted	224,568,016	108,767,640	108,767,640		224,568,016	224,568,016

(1)	We commenced operations in October 2015.
(2)

We adopted the New Revenue Standard using the modified retrospective method from January 1, 2018. Amounts for the periods beginning on or after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with the previous basis. There was no material impact on our results of operations for the six months ended June 30, 2018 as a result of the adoption of the New Revenue Standard.

(3)	See “Unaudited Pro Forma Condensed Consolidated Financial Information” for the description of the assumptions underlying the pro forma calculation.

The following table supersedes and replaces in its entirety the table appearing above the footnotes on page 19 of the Preliminary Prospectus dated October 9, 2018.

	As of December 31,			As of June 30,
	2017	2016	2015	2018(1)
	(US$ thousands)
Summary Consolidated Balance Sheets Data:
Total current assets	460,927	397,218	661,074	417,764
Cash and cash equivalents	348,399	336,783	285,067	294,878
Bank deposits with original maturities over three months	9,884	—	—	24,987
Restricted cash	34,400	34,333	301,096	34,402
Amounts due from affiliated companies	37,826	1,578	40,837	29,143
Total non-current assets	2,466,640	2,624,781	2,731,509	2,405,377
Property and equipment, net	2,280,116	2,419,410	2,518,578	2,226,411
Land use right, net	125,672	128,995	132,318	124,011
Restricted cash	130	130	—	130
Total assets	2,927,567	3,021,999	3,392,583	2,823,141

Total current liabilities	178,070	193,439	327,213	93,001
Accrued expenses and other current liabilities	155,840	156,495	214,004	65,965
Current portion of long-term debt, net	—	—	74,630	—
Amounts due to affiliated companies	19,508	33,462	34,763	21,752
Long-term debt, net	1,999,354	1,992,123	1,982,573	2,003,181
Other long-term liabilities	9,512	19,130	23,097	4,216
Total liabilities	2,187,524	2,205,519	2,333,236	2,101,273

Total shareholders’ equity(1)	740,043	816,480	1,059,347	721,868
Total liabilities and shareholders’ equity(1)	2,927,567	3,021,999	3,392,583	2,823,141

Pro forma long-term debt, net(2)	1,682,476	1,992,123		1,686,303
Pro forma total liabilities(2)	1,870,646	2,205,519		1,784,395
Pro forma total shareholders’ equity(2)	798,953	489,895		785,213
Pro forma participation interest(2)	257,968	326,585		253,533
Pro forma total shareholders’ equity and participation interest(2)	1,056,921	816,480		1,038,746
Pro forma total liabilities, shareholders’ equity and participation interest(2)	2,927,567	3,021,999		2,823,141

(1)

We adopted the New Revenue Standard using the modified retrospective method from January 1, 2018 and recognized an increase in opening balance of accumulated losses of US$3.3 million due to the cumulative effect of adopting the New Revenue Standard. Amounts for the periods beginning on or after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with the previous basis.

(2)	See “Unaudited Pro Forma Condensed Consolidated Financial Information” for the description of the assumptions underlying the pro forma calculations.

Underwriting

The following rows have been added to the first table on page 191 of the Preliminary Prospectus dated October 9, 2018.

Underwriter	Number of ADSs
Bank of Communications Co., Ltd. Macau Branch
ICBC (Macau) Capital Limited

Description of Share Capital

The following paragraph supersedes and replaces in its entirety the second paragraph on page 198 of the Preliminary Prospectus dated October 9, 2018. Language deleted from the paragraph is ~~strikethrough~~ and language added to the summary is in bold and underlined.

As of the date of this prospectus, our authorized share capital consists of US$200,000 divided into ~~200,000~~2,000,000,000 ordinary shares with a par value of US$~~1.00~~0.0001 each. As of the date of this prospectus, ~~18,127.94~~181,279,400 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

Appendix I

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We derived the unaudited pro forma condensed consolidated financial information set forth below through the application of pro forma adjustments to our unaudited condensed consolidated balance sheet as of June 30, 2018 and our audited consolidated balance sheets as of December 31, 2017 and 2016, and our unaudited condensed consolidated statements of operations for the six months ended June 30, 2018 and 2017 and our audited consolidated statements of operations for the years ended December 31, 2017, 2016 and 2015 included elsewhere in this prospectus. Studio City International, MSC Cotai and each of their respective consolidated subsidiaries are under the common control of Melco Resorts, who collectively hold more than 50% of the voting and economic interest of these entities.

The following unaudited pro forma condensed consolidated financial information gives pro forma effect to the Organizational Transactions and related transactions as described in “Corporate History and Organizational Structure,” as if all such transactions had occurred on January 1, 2015 and further give pro forma effect to the transactions in connection with this offering as described in “Use of Proceeds” as if all such transactions occurred on January 1, 2017 and on January 1, 2018, and are based on available information and certain assumptions we believe are reasonable, but are subject to change. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed financial statements.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the sections of this prospectus captioned “Corporate History and Organizational Structure,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial information is included for informational purposes only and does not purport to reflect the financial position or results of operations that would have occurred had we operated as a public company during the periods presented. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of our financial position or results of operations had the Organizational Transactions and related transactions as described in “Corporate History and Organizational Structure” and the transactions in connection with this offering as described in “Use of Proceeds” occurred on the date assumed. The unaudited pro forma condensed consolidated financial information also does not project our financial position or results of operations for any future period or date.

The pro forma adjustments principally give effect to:

•	the completion of the following transactions, referred to collectively as the “Organizational Transactions”:

i)	the incorporation of MSC Cotai;

ii)

pursuant to the Transfer Agreement, the contribution of substantially all of the assets and liabilities of Studio City International to MSC Cotai, in exchange for all of the outstanding MSC Cotai Shares;

iii)

the amendment and restatement of the memorandum of association and articles of association of Studio City International to authorize two classes of ordinary shares, the SC Class A Shares and the SC Class B Shares. Each SC Class A Share and each SC Class B Share will entitle its holder to one vote on all matters to be voted on by shareholders generally and holders of SC Class A Shares and SC Class B Shares will vote together as a single class on all matters presented to the shareholders for vote or approval, except as otherwise required by applicable law or Studio City International’s memorandum of association and articles of association. The SC Class A Shares and the SC Class B Shares will have the same rights, except that holders of the SC Class B Shares do not have any right to receive dividends or distributions upon the liquidation or winding up of Studio City International;

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

iv)	MCE Cotai’s 60% equity interest in Studio City International will be reclassified into 108,767,640 SC Class A Shares;

v)

New Cotai’s 40% equity interest in Studio City International will be exchanged for 72,511,760 SC Class B Shares, which have only voting and no economic rights and, through its SC Class B Shares, New Cotai will have voting rights in Studio City International, which will control MSC Cotai;

vi)

In addition, New Cotai will have a non-voting, non-shareholding economic Participation Interest in MSC Cotai. Immediately prior to this offering, the Participation Interest will entitle New Cotai to receive from MSC Cotai an amount equal to 66 2⁄3% of the amount of any distribution, dividend or other consideration paid by MSC Cotai to Studio City International, subject to adjustments, exceptions and conditions as set out in the Participation Agreement. The 66 2⁄3% represents the equivalent of New Cotai’s 40% interest in Studio City International prior to the Organizational Transactions. The Participation Agreement will also provide that New Cotai will be entitled to exchange all or a portion of its Participation Interest for a number of SC Class A Shares subject to adjustments, exceptions and conditions as set out in the Participation Agreement. When New Cotai exchanges all or a portion of the Participation Interest for SC Class A Shares pursuant to the terms of exchange set forth in the Participation Agreement, a proportionate number of SC Class B Shares will be deemed surrendered and automatically canceled for no consideration as set out in the Participation Agreement.

•

the consolidation of MSC Cotai into Studio City International and its consolidated subsidiaries financial statements in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation, pursuant to which Studio City International will record a participation interest in relation to the Participation Interest in MSC Cotai as described above. The Participation Interest does not provide to New Cotai any preferential rights in MSC Cotai with respect to dividend and distribution rights, including distributions in the event of liquidation or dissolution. The option held by New Cotai to exchange the Participation Interest for SC Class A Shares and the surrender of SC Class B Shares is a feature embedded in an instrument issued by MSC Cotai that is a privately held enterprise. Therefore, the exchange right does not meet the definition of a derivative in accordance with ASC 815 Derivatives and Hedging to require bifurcation for separate accounting.

•	the completion of the following transactions, referred to collectively as the “Offering Adjustments”:

i)

the issuance and sale of 115,000,000 SC Class A Shares in the form of ADSs by us in this offering at an assumed initial public offering price of US$11.50 per ADS, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus assuming that MCE Cotai and certain affiliates of New Cotai purchase in aggregate 102,200,000 SC Class A Shares in the form of ADSs, after deducting underwriting discounts and commissions and a structuring fee and estimated offering expenses payable by us;

ii)

the issuance and sale by us of 800,376 SC Class A Shares to Melco International in the concurrent private placement pursuant to the Assured Entitlement Distribution at an assumed initial public offering price of US$2.875 per SC Class A Share, which is the mid-point of the estimated range of the initial public offering price per ADS shown on the front cover of this prospectus divided by the number of SC Class A Shares represented by one ADS;

iii)

the application of the net proceeds of this offering and the Assured Entitlement Distribution to acquire newly-issued MSC Cotai Shares, in turn, MSC Cotai will apply the net proceeds for repayment of certain of our existing indebtedness; and

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

iv)	the unaudited pro forma consolidated financial statements presented assume no exercise by the underwriters of their option to purchase additional ADSs.

We have not made an adjustment for additional accounting, legal and information technology costs that we expect to incur as a result of being a public company. As a public company, we expect our general and administrative expenses to increase in an amount that we cannot determine at this time due to greater expenses related to corporate governance, SEC reporting and other compliance matters.

The unaudited pro forma condensed consolidated financial information presented assumes no exercise by New Cotai of the option to exchange all or a portion of the Participation Interest for SC Class A Shares pursuant to the Participation Agreement, and to surrender the proportionate number of SC Class B Shares.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2018

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments		Organizational Transactions Adjustments		As Adjusted for the Organizational Transactions	Offering Adjustments		After Pro Forma Adjustments
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$294,878		$—		$294,878	$—		$294,878
Bank deposits with original maturities over three months	24,987		—		24,987	—		24,987
Restricted cash	34,402		—		34,402	—		34,402
Accounts receivable, net	1,935		—		1,935	—		1,935
Amounts due from affiliated companies	29,143		—		29,143	—		29,143
Inventories	9,909		—		9,909	—		9,909
Prepaid expenses and other current assets	22,510		—		22,510	—		22,510

Total current assets	417,764		—		417,764	—		417,764

PROPERTY AND EQUIPMENT, NET	2,226,411		—		2,226,411	—		2,226,411
LONG-TERM PREPAYMENTS, DEPOSITS AND OTHER ASSETS	54,825		—		54,825	—		54,825
RESTRICTED CASH	130		—		130	—		130
LAND USE RIGHT, NET	124,011		—		124,011	—		124,011

TOTAL ASSETS	$2,823,141		$—		$2,823,141	$—		$2,823,141

LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST
CURRENT LIABILITIES
Accounts payable	$5,251		$—		$5,251	$—		$5,251
Accrued expenses and other current liabilities	65,965		—		65,965	—		65,965
Amounts due to affiliated companies	21,752		—		21,752	—		21,752
Income tax payable	33		—		33	—		33

Total current liabilities	93,001		—		93,001	—		93,001

LONG-TERM DEBT, NET	2,003,181		—		2,003,181	(316,878)	2(c)	1,686,303
OTHER LONG-TERM LIABILITIES	4,216		—		4,216	—		4,216
DEFERRED TAX LIABILITIES	875		—		875	—		875
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST
Class A ordinary shares, par value $0.0001; 1,927,488,240 shares authorized; 108,767,640 shares issued and outstanding after organizational transactions adjustments; 224,568,016 shares issued and outstanding after pro forma adjustments	—		11	2(a),2(b)	11	11	2(c),2(d)	22
Class B ordinary shares, par value $0.0001; 72,511,760 shares authorized; 72,511,760 shares issued and outstanding after organizational transactions adjustments and after pro forma adjustments	—		7	2(a),2(b)	7	—		7
Existing shareholders’ equity	721,380	2(d)	(721,380)	2(a),2(b)	—	—		—
Additional paid-in capital and accumulated losses	—		432,817	2(b)	432,817	351,998	2(c),2(d)	784,815
Accumulated other comprehensive income	488		(195)	2(b)	293	76	2(c),2(d)	369

Total shareholders’ equity	721,868		(288,740)		433,128	352,085		785,213

PARTICIPATION INTEREST	—		288,740	2(a),2(b)	288,740	(35,207)	2(c),2(d)	253,533

Total shareholders’ equity and participation interest	721,868		—		721,868	316,878		1,038,746

TOTAL LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST	$2,823,141		$—		$2,823,141	$—		$2,823,141

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2017

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		As Adjusted for the Organizational Transactions	Offering Adjustments		After Pro Forma Adjustments
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$348,399	$—		$348,399	$—		$348,399
Bank deposits with original maturities over three months	9,884	—		9,884	—		9,884
Restricted cash	34,400	—		34,400	—		34,400
Accounts receivable, net	2,345	—		2,345	—		2,345
Amounts due from affiliated companies	37,826	—		37,826	—		37,826
Inventories	10,143	—		10,143	—		10,143
Prepaid expenses and other current assets	17,930	—		17,930	—		17,930

Total current assets	460,927	—		460,927	—		460,927

PROPERTY AND EQUIPMENT, NET	2,280,116	—		2,280,116	—		2,280,116
LONG-TERM PREPAYMENTS, DEPOSITS AND OTHER ASSETS	60,722	—		60,722	—		60,722
RESTRICTED CASH	130	—		130	—		130
LAND USE RIGHT, NET	125,672	—		125,672	—		125,672

TOTAL ASSETS	$2,927,567	$—		$2,927,567	$—		$2,927,567

LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST
CURRENT LIABILITIES
Accounts payable	$2,722	$—		$2,722	$—		$2,722
Accrued expenses and other current liabilities	155,840	—		155,840	—		155,840
Amounts due to affiliated companies	19,508	—		19,508	—		19,508

Total current liabilities	178,070	—		178,070	—		178,070

LONG-TERM DEBT, NET	1,999,354	—		1,999,354	(316,878)	2(c)	1,682,476
OTHER LONG-TERM LIABILITIES	9,512	—		9,512	—		9,512
DEFERRED TAX LIABILITIES	588	—		588	—		588
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST
Class A ordinary shares, par value $0.0001; 1,927,488,240 shares authorized; 108,767,640 shares issued and outstanding after organizational transactions adjustments; 224,568,016 shares issued and outstanding after pro forma adjustments	—	11	2(a),2(b)	11	11	2(c),2(d)	22
Class B ordinary shares, par value $0.0001; 72,511,760 shares authorized; 72,511,760 shares issued and outstanding after organizational transactions adjustments and after pro forma adjustments	—	7	2(a),2(b)	7	—		7
Existing shareholders’ equity	739,555	(739,555)	2(a),2(b)	—	—		—
Additional paid-in capital and accumulated losses	—	443,722	2(b)	443,722	354,833	2(c),2(d)	798,555
Accumulated other comprehensive income	488	(195)	2(b)	293	76	2(c),2(d)	369

Total shareholders’ equity	740,043	(296,010)		444,033	354,920		798,953

PARTICIPATION INTEREST	—	296,010	2(a), 2(b)	296,010	(38,042)	2(c),2(d)	257,968

Total shareholders’ equity and participation interest	740,043	—		740,043	316,878		1,056,921

TOTAL LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST	$2,927,567	$—		$2,927,567	$—		$2,927,567

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2016

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		After Pro Forma Adjustments
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$336,783	$—		$336,783
Restricted cash	34,333	—		34,333
Accounts receivable, net	2,820	—		2,820
Amounts due from affiliated companies	1,578	—		1,578
Inventories	9,484	—		9,484
Prepaid expenses and other current assets	12,220	—		12,220

Total current assets	397,218	—		397,218

PROPERTY AND EQUIPMENT, NET	2,419,410	—		2,419,410
LONG-TERM PREPAYMENTS, DEPOSITS AND OTHER ASSETS	76,246	—		76,246
RESTRICTED CASH	130	—		130
LAND USE RIGHT, NET	128,995	—		128,995

TOTAL ASSETS	$3,021,999	$—		$3,021,999

LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST

CURRENT LIABILITIES
Accounts payable	$3,482	$—		$3,482
Accrued expenses and other current liabilities	156,495	—		156,495
Amounts due to affiliated companies	33,462	—		33,462

Total current liabilities	193,439	—		193,439

LONG-TERM DEBT, NET	1,992,123	—		1,992,123
OTHER LONG-TERM LIABILITIES	19,130	—		19,130
DEFERRED TAX LIABILITIES	827	—		827
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST
Class A ordinary shares, par value $0.0001; 1,927,488,240 shares authorized; 108,767,640 shares issued and outstanding on a pro forma basis	—	11	2(a), 2(b)	11
Class B ordinary shares, par value $0.0001; 72,511,760 shares authorized; 72,511,760 shares issued and outstanding on a pro forma basis	—	7	2(a), 2(b)	7
Existing shareholders’ equity	815,992	(815,992)	2(a), 2(b)	—
Additional paid-in capital and accumulated losses	—	489,584	2(b)	489,584
Accumulated other comprehensive income	488	(195)	2(b)	293

Total shareholders’ equity	816,480	(326,585)		489,895

PARTICIPATION INTEREST	—	326,585	2(a), 2(b)	326,585

Total shareholders’ equity and participation interest	816,480	—		816,480

TOTAL LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTICIPATION INTEREST	$3,021,999	$—		$3,021,999

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		As Adjusted for the Organizational Transactions	Offering Adjustments		After Pro Forma Adjustments
OPERATING REVENUES
Provision of gaming related services	$168,595	$—		$168,595	$—		$168,595
Rooms	43,583	—		43,583	—		43,583
Food and beverage	31,459	—		31,459	—		31,459
Entertainment	6,273	—		6,273	—		6,273
Services fee	19,606	—		19,606	—		19,606
Mall	10,698	—		10,698	—		10,698
Retail and other	1,956	—		1,956	—		1,956

Total revenues	282,170	—		282,170	—		282,170

OPERATING COSTS AND EXPENSES
Provision of gaming related services	(10,756)	—		(10,756)	—		(10,756)
Rooms	(10,954)	—		(10,954)	—		(10,954)
Food and beverage	(27,370)	—		(27,370)	—		(27,370)
Entertainment	(6,886)	—		(6,886)	—		(6,886)
Mall	(5,382)	—		(5,382)	—		(5,382)
Retail and other	(1,274)	—		(1,274)	—		(1,274)
General and administrative	(65,855)	—		(65,855)	—		(65,855)
Pre-opening costs	(53)	—		(53)	—		(53)
Amortization of land use right	(1,661)	—		(1,661)	—		(1,661)
Depreciation and amortization	(83,783)	—		(83,783)	—		(83,783)
Property charges and other	(3,527)	—		(3,527)	—		(3,527)

Total operating costs and expenses	(217,501)	—		(217,501)	—		(217,501)

OPERATING INCOME	64,669	—		64,669	—		64,669

NON-OPERATING INCOME (EXPENSES)
Interest income	1,439	—		1,439	—		1,439
Interest expenses	(76,159)	—		(76,159)	—		(76,159)
Amortization of deferred financing costs	(4,025)	—		(4,025)	—		(4,025)
Loan commitment fees	(208)	—		(208)	—		(208)
Foreign exchange losses, net	(162)	—		(162)	—		(162)
Other expenses, net	(22)	—		(22)	—		(22)

Total non-operating expenses, net	(79,137)	—		(79,137)	—		(79,137)

LOSS BEFORE INCOME TAX	(14,468)	—		(14,468)	—		(14,468)
INCOME TAX EXPENSE	(375)	—		(375)	—		(375)

NET LOSS	(14,843)	—		(14,843)	—		(14,843)
NET LOSS ATTRIBUTABLE TO PARTICIPATION INTEREST	—	5,937	3(a)	5,937	(2,314)	3(a)	3,623

NET LOSS ATTRIBUTABLE TO STUDIO CITY INTERNATIONAL	$(14,843)	$5,937		$(8,906)	$(2,314)		$(11,220)

LOSS PER CLASS A ORDINARY SHARE:
Basic and diluted			3(b)	$(0.082)		3(b)	$(0.050)

WEIGHTED AVERAGE CLASS A ORDINARY SHARES OUTSTANDING USED IN LOSS PER SHARE CALCULATION:
Basic and diluted			3(b)	108,767,640	115,800,376	3(b)	224,568,016

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		As adjusted for the Organizational Transactions	Offering Adjustments		After Pro Forma Adjustments
OPERATING REVENUES
Provision of gaming related services	$133,352	$—		$133,352	$—		$133,352
Rooms	43,107	—		43,107	—		43,107
Food and beverage	29,195	—		29,195	—		29,195
Entertainment	9,507	—		9,507	—		9,507
Services fee	19,883	—		19,883	—		19,883
Mall	15,518	—		15,518	—		15,518
Retail and other	3,294	—		3,294	—		3,294

Total revenues	253,856	—		253,856	—		253,856

OPERATING COSTS AND EXPENSES
Provision of gaming related services	(11,764)	—		(11,764)	—		(11,764)
Rooms	(10,707)	—		(10,707)	—		(10,707)
Food and beverage	(26,958)	—		(26,958)	—		(26,958)
Entertainment	(8,837)	—		(8,837)	—		(8,837)
Mall	(4,451)	—		(4,451)	—		(4,451)
Retail and other	(1,900)	—		(1,900)	—		(1,900)
General and administrative	(65,179)	—		(65,179)	—		(65,179)
Pre-opening costs	40	—		40	—		40
Amortization of land use right	(1,661)	—		(1,661)	—		(1,661)
Depreciation and amortization	(86,582)	—		(86,582)	—		(86,582)
Property charges and other	(4,267)			(4,267)	—		(4,267)

Total operating costs and expenses	(222,266)	—		(222,266)	—		(222,266)

OPERATING INCOME	31,590	—		31,590	—		31,590

NON-OPERATING INCOME (EXPENSES)
Interest income	800	—		800	—		800
Interest expenses	(76,159)	—		(76,159)	—		(76,159)
Amortization of deferred financing costs	(3,735)	—		(3,735)	—		(3,735)
Loan commitment fees	(208)	—		(208)	—		(208)
Foreign exchange gains, net	394	—		394	—		394
Other income, net	287	—		287	—		287

Total non-operating expenses, net	(78,621)	—		(78,621)	—		(78,621)

LOSS BEFORE INCOME TAX	(47,031)	—		(47,031)	—		(47,031)
INCOME TAX CREDIT	15	—		15	—		15

NET LOSS	(47,016)	—		(47,016)	—		(47,016)
NET LOSS ATTRIBUTABLE TO PARTICIPATION INTEREST	—	18,806	3(a)	18,806	(7,330)	3(a)	11,476

NET LOSS ATTRIBUTABLE TO STUDIO CITY INTERNATIONAL	$(47,016)	$18,806		$(28,210)	$(7,330)		$(35,540)

LOSS PER CLASS A ORDINARY SHARE:
Basic and diluted			3(b)	$(0.259)		3(b)	$(0.158)

WEIGHTED AVERAGE CLASS A ORDINARY SHARES OUTSTANDING USED IN LOSS PER SHARE CALCULATION:
Basic and diluted			3(b)	108,767,640	115,800,376	3(b)	224,568,016

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		As Adjusted for the Organizational Transactions	Offering Adjustments		After Pro Forma Adjustments
OPERATING REVENUES
Provision of gaming related services	$295,638	$—		$295,638	$—		$295,638
Rooms	88,699	—		88,699	—		88,699
Food and beverage	60,705	—		60,705	—		60,705
Entertainment	18,534	—		18,534	—		18,534
Services fee	39,971	—		39,971	—		39,971
Mall	29,498	—		29,498	—		29,498
Retail and other	6,769	—		6,769	—		6,769

Total revenues	539,814	—		539,814	—		539,814

OPERATING COSTS AND EXPENSES
Provision of gaming related services	(24,019)	—		(24,019)	—		(24,019)
Rooms	(21,750)	—		(21,750)	—		(21,750)
Food and beverage	(54,266)	—		(54,266)	—		(54,266)
Entertainment	(16,364)	—		(16,364)	—		(16,364)
Mall	(9,098)	—		(9,098)	—		(9,098)
Retail and other	(4,750)	—		(4,750)	—		(4,750)
General and administrative	(130,465)	—		(130,465)	—		(130,465)
Pre-opening costs	(116)	—		(116)	—		(116)
Amortization of land use right	(3,323)	—		(3,323)	—		(3,323)
Depreciation and amortization	(173,003)	—		(173,003)	—		(173,003)
Property charges and other	(22,210)	—		(22,210)	—		(22,210)

Total operating costs and expenses	(459,364)	—		(459,364)	—		(459,364)

OPERATING INCOME	80,450	—		80,450	—		80,450

NON-OPERATING INCOME (EXPENSES)
Interest income	2,171	—		2,171	—		2,171
Interest expenses	(152,318)	—		(152,318)	—		(152,318)
Amortization of deferred financing costs	(7,600)	—		(7,600)	—		(7,600)
Loan commitment fees	(419)	—		(419)	—		(419)
Foreign exchange gains, net	466	—		466	—		466
Other income, net	574	—		574	—		574

Total non-operating expenses, net	(157,126)	—		(157,126)	—		(157,126)

LOSS BEFORE INCOME TAX	(76,676)	—		(76,676)	—		(76,676)
INCOME TAX CREDIT	239	—		239	—		239

NET LOSS	(76,437)	—		(76,437)	—		(76,437)
NET LOSS ATTRIBUTABLE TO PARTICIPATION INTEREST	—	30,575	3(a)	30,575	(11,919)	3(a)	18,656

NET LOSS ATTRIBUTABLE TO STUDIO CITY INTERNATIONAL	$(76,437)	$30,575		$(45,862)	$(11,919)		$(57,781)

LOSS PER CLASS A ORDINARY SHARE:
Basic and diluted			3(b)	$(0.422)		3(b)	$(0.257)

WEIGHTED AVERAGE CLASS A ORDINARY SHARES OUTSTANDING USED IN LOSS PER SHARE CALCULATION:
Basic and diluted			3(b)	108,767,640	115,800,376	3(b)	224,568,016

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		After Pro Forma Adjustments
OPERATING REVENUES
Provision of gaming related services	$151,597	$—		$151,597
Rooms	84,643	—		84,643
Food and beverage	61,536	—		61,536
Entertainment	35,155	—		35,155
Services fee	51,842	—		51,842
Mall	34,020	—		34,020
Retail and other	5,738	—		5,738

Total revenues	424,531	—		424,531

OPERATING COSTS AND EXPENSES
Provision of gaming related services	(25,332)	—		(25,332)
Rooms	(22,752)	—		(22,752)
Food and beverage	(62,200)	—		(62,200)
Entertainment	(41,432)	—		(41,432)
Mall	(11,083)	—		(11,083)
Retail and other	(3,696)	—		(3,696)
General and administrative	(135,071)	—		(135,071)
Pre-opening costs	(4,044)	—		(4,044)
Amortization of land use right	(3,323)	—		(3,323)
Depreciation and amortization	(168,539)	—		(168,539)
Property charges and other	(1,825)	—		(1,825)

Total operating costs and expenses	(479,297)	—		(479,297)

OPERATING LOSS	(54,766)	—		(54,766)

NON-OPERATING INCOME (EXPENSES)
Interest income	1,152	—		1,152
Interest expenses	(133,610)	—		(133,610)
Amortization of deferred financing costs	(25,626)	—		(25,626)
Loan commitment fees	(1,647)	—		(1,647)
Foreign exchange losses, net	(3,445)	—		(3,445)
Other income, net	1,163	—		1,163
Loss on extinguishment of debt	(17,435)	—		(17,435)
Costs associated with debt modification	(8,101)	—		(8,101)

Total non-operating expenses, net	(187,549)	—		(187,549)

LOSS BEFORE INCOME TAX	(242,315)	—		(242,315)
INCOME TAX EXPENSE	(474)	—		(474)

NET LOSS	(242,789)	—		(242,789)
NET LOSS ATTRIBUTABLE TO PARTICIPATION INTEREST	—	97,116	3(a)	97,116

NET LOSS ATTRIBUTABLE TO STUDIO CITY INTERNATIONAL	$(242,789)	$97,116		$(145,673)

LOSS PER CLASS A ORDINARY SHARE:
Basic and diluted			3(b)	$(1.339)

WEIGHTED AVERAGE CLASS A ORDINARY SHARES OUTSTANDING USED IN LOSS PER SHARE CALCULATION:
Basic and diluted			3(b)	108,767,640

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In thousands of U.S. dollars, except share and per share data)

	Before Pro Forma Adjustments	Organizational Transactions Adjustments		After Pro Forma Adjustments
OPERATING REVENUES
Provision of gaming related services	$21,427	$—		$21,427
Rooms	14,417	—		14,417
Food and beverage	9,457	—		9,457
Entertainment	6,730	—		6,730
Services fee	7,968	—		7,968
Mall	6,999	—		6,999
Retail and other	2,336	—		2,336

Total revenues	69,334	—		69,334

OPERATING COSTS AND EXPENSES
Provision of gaming related services	(462)	—		(462)
Rooms	(4,113)	—		(4,113)
Food and beverage	(12,549)	—		(12,549)
Entertainment	(7,404)	—		(7,404)
Mall	(3,653)	—		(3,653)
Retail and other	(579)	—		(579)
General and administrative	(34,245)	—		(34,245)
Pre-opening costs	(153,515)	—		(153,515)
Amortization of land use right	(9,909)	—		(9,909)
Depreciation and amortization	(31,056)	—		(31,056)
Property charges and other	(1,126)	—		(1,126)

Total operating costs and expenses	(258,611)	—		(258,611)

OPERATING LOSS	(189,277)	—		(189,277)

NON-OPERATING INCOME (EXPENSES)
Interest income	4,641	—		4,641
Interest expenses, net of capitalized interest	(23,285)	—		(23,285)
Amortization of deferred financing costs	(16,295)	—		(16,295)
Loan commitment fees	(1,794)	—		(1,794)
Foreign exchange gains, net	435	—		435
Other income, net	379	—		379
Costs associated with debt modification	(7,011)	—		(7,011)

Total non-operating expenses, net	(42,930)	—		(42,930)

LOSS BEFORE INCOME TAX	(232,207)	—		(232,207)
INCOME TAX EXPENSE	(353)	—		(353)

NET LOSS	(232,560)	—		(232,560)
NET LOSS ATTRIBUTABLE TO PARTICIPATION INTEREST	—	93,024	3(a)	93,024

NET LOSS ATTRIBUTABLE TO STUDIO CITY INTERNATIONAL	$(232,560)	$93,024		$(139,536)

LOSS PER CLASS A ORDINARY SHARE:
Basic and diluted			3(b)	$(1.283)

WEIGHTED AVERAGE CLASS A ORDINARY SHARES OUTSTANDING USED IN LOSS PER SHARE CALCULATION:
Basic and diluted			3(b)	108,767,640

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. dollars, except share and per share data)

1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are derived through the application of pro forma adjustments to the unaudited condensed consolidated balance sheet as of June 30, 2018 and the audited consolidated balance sheets as of December 31, 2017 and 2016, and the unaudited condensed consolidated statements of operations for the six months ended June 30, 2018 and 2017 and the audited consolidated statements of operations for the years ended December 31, 2017, 2016 and 2015 of Studio City International included elsewhere in this prospectus. The accompanying unaudited pro forma condensed consolidated financial information gives pro forma effect to the Organizational Transactions and related transactions as described in “Corporate History and Organizational Structure,” as if all such transactions had occurred on January 1, 2015 and further give pro forma effect to the transactions in connection with this offering as described in “Use of Proceeds” as if all such transactions occurred on January 1, 2017 and on January 1, 2018, and are based on available information and certain assumptions we believe are reasonable, but are subject to change. All pro forma adjustments and their underlying assumptions are described in Note 2 and Note 3 to the unaudited pro forma condensed financial statements.

2. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS ADJUSTMENTS

The unaudited pro forma condensed consolidated balance sheet reflects the effect of the following pro forma adjustments:

(a)	Reflect the Organizational Transactions and related transactions, as described in “Corporate History and Organizational Structure,” including:

i)	the incorporation of MSC Cotai;

ii)

pursuant to the Transfer Agreement, the contribution of substantially all of the assets and liabilities of Studio City International to MSC Cotai, in exchange for all of the outstanding MSC Cotai Shares;

iii)

the amendment and restatement of the memorandum of association and articles of association of Studio City International to authorize two classes of ordinary shares, the SC Class A Shares and the SC Class B Shares. Each SC Class A Share and each SC Class B Share will entitle its holder to one vote on all matters to be voted on by shareholders generally and holders of SC Class A Shares and SC Class B Shares will vote together as a single class on all matters presented to the shareholders for vote or approval, except as otherwise required by applicable law or Studio City International’s memorandum of association and articles of association. Holders of the SC Class B Shares do not have any right to receive dividends or distributions upon the liquidation or winding up of Studio City International;

iv)	MCE Cotai’s 60% equity interest in Studio City International will be reclassified into 108,767,640 SC Class A Shares;

v)

New Cotai’s 40% equity interest in Studio City International will be exchanged for 72,511,760 SC Class B Shares, which have only voting and no economic rights and, through its SC Class B Shares, New Cotai will have voting rights in Studio City International, which will control MSC Cotai; and

vi)	in addition, New Cotai will have a non-voting, non-shareholding economic Participation Interest in MSC Cotai.

Immediately prior to this offering, the Participation Interest will entitle New Cotai to receive from MSC Cotai an amount equal to 66 2⁄3% of the amount of any distribution, dividend or other

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars, except share and per share data)

consideration paid by MSC Cotai to Studio City International, subject to adjustments, exceptions and conditions as set out in the Participation Agreement. The 66 2⁄3% represents the equivalent of New Cotai’s 40% interest in Studio City International prior to the Organizational Transactions. The Participation Agreement will also provide that New Cotai will be entitled to exchange all or a portion of its Participation Interest for a number of SC Class A Shares subject to adjustments, exceptions and conditions as set out in the Participation Agreement. The Participation Interest to be held by New Cotai does not confer on New Cotai any right to participate in the management of the MSC Cotai nor does it confer on New Cotai any voting or other shareholders’ rights in MSC Cotai. The Participation Interest to be held by New Cotai solely confers a right to participate in the profits and losses of MSC Cotai as set out in the Participation Agreement.

(b)

In connection with the Organizational Transactions and related transactions, as described in “Corporate History and Organizational Structure”, assuming substantially all of the assets and liabilities of Studio City International will be contributed to MSC Cotai, existing shareholders’ equity is allocated to 108,767,640 Class A ordinary shares with par value of $0.0001 each (“Par value of Class A ordinary shares issued”), 72,511,760 Class B ordinary shares with par value of $0.0001 each (“Par value of Class B ordinary shares issued”) and Participation Interest of New Cotai which, immediately prior to this offering, entitles New Cotai to receive from MSC Cotai an amount equal to 66 2⁄3% of the amount of any distribution, dividend or other consideration paid by MSC Cotai to us, subject to adjustments, exceptions and conditions as set out in the Participation Agreement. The 66 2⁄3% represents the equivalent of New Cotai’s 40% interest in Studio City International prior to the Organizational Transactions.

The following Organizational Transactions adjustments are recorded as allocation from existing shareholders’ equity:

	As of June 30,	As of December 31,	As of December 31,
	2018	2017	2016
Par value of Class A ordinary shares issued	$11	$11	$11
Par value of Class B ordinary shares issued	7	7	7
Participation Interest in MSC Cotai	288,545	295,815	326,390
Additional paid-in capital and accumulated losses	432,817	443,722	489,584

	$721,380	$739,555	$815,992

The Participation Interest in MSC Cotai is comprised of:

	As of June 30,	As of December 31,	As of December 31,
	2018	2017	2016
Allocation from existing shareholders’ equity as calculated above	$288,545	$295,815	$326,390
Allocation from accumulated other comprehensive income	195	195	195

	$288,740	$296,010	$326,585

(c)

After the Organizational Transactions and related transactions, as described in “Corporate History and Organizational Structure,” we will own all MSC Cotai Shares, representing 100% of the outstanding equity interests in MSC Cotai and 100% of the voting interest in MSC Cotai and we will have full control of the management of MSC Cotai. Therefore, pursuant to ASC 810 Consolidation, we will

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars, except share and per share data)

consolidate the financial results of MSC Cotai into our financial statements. The Participation Interest for SC Class A Shares will be accounted for as participation interest in our financial statements after the Organizational Transactions and related transactions.

(d)	Reflect the Offering Adjustments, as described in “Use of Proceeds,” including:

(i)

We estimate that we will receive net proceeds from this offering of $314,577 and $2,301 from the concurrent private placement pursuant to the Assured Entitlement Distribution, after deducting underwriting discounts and commissions and a structuring fee and estimated offering expenses payable by us, assuming that MCE Cotai purchases 15,330,000 ADSs (or 53.3% of the total amount of ADSs being offered in this offering) and certain affiliates of New Cotai purchase 10,220,000 ADSs (or 35.5% of the total amount of ADSs being offered in this offering). These estimates are based upon an assumed initial offering price of US$11.50 per ADS, the mid-point of the estimated range of the initial public offering price shown on the front cover page of this prospectus. The net proceeds from this offering and Assured Entitlement Distribution of $316,878 have been determined based on the assumption that the underwriters’ option to purchase additional ADSs is not exercised.

Assume all estimated offering expenses are charged against the proceeds from this offering with a corresponding reduction to additional paid-in-capital on the pro forma condensed consolidated balance sheet.

(ii)

The application of the net proceeds of this offering and the Assured Entitlement Distribution to acquire newly-issued MSC Cotai Shares, in turn, MSC Cotai will apply the net proceeds for repayment of certain of our existing indebtedness. Associated unamortized deferred financing costs of the repaid indebtedness, which should be expensed under U.S. GAAP, are instead remained on the pro forma condensed consolidated balance sheet upon the repayment.

(e)

Immediately following the completion of this offering and the concurrent private placement pursuant to the Assured Entitlement Distribution, 115,800,376 Class A ordinary shares with par value of $0.0001 each will be issued, and New Cotai will also have a Participation Interest in MSC Cotai, which will entitle New Cotai to receive from MSC Cotai an amount equal to 32.3% of the amount of any distribution, dividend or other consideration paid by MSC Cotai to us, subject to adjustments, exceptions and conditions. As a result of the Participation Percentage changed from 66.7% to 32.3%, there will be an allocation from Participation Interest to shareholders’ equity of $35,207 and $38,042 as of June 30, 2018 and December 31, 2017, respectively.

(f)

The existing shareholders’ equity as of June 30, 2018 was derived from the sum of (1) the existing shareholders’ equity as of December 31, 2017 of $739,555, (2) an adjustment to increase the accumulated losses of $3,332 upon the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers using the modified retrospective method on January 1, 2018 and (3) net loss for the six months ended June 30, 2018 of $14,843.

3. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of operations reflect the effect of the following pro forma adjustments:

(a)

After the Organizational Transactions and related transactions, as described in “Corporate History and Organizational Structure,” the Participation Interest will entitle New Cotai to receive from MSC Cotai an amount equal to 66 2⁄3% of the amount of any distribution, dividend or other consideration paid by

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars, except share and per share data)

MSC Cotai to Studio City International, subject to adjustments, exceptions and conditions as set out in the Participation Agreement. The 66 2⁄3% represents the equivalent of New Cotai’s 40% interest in Studio City International prior to the Organizational Transactions. Immediately following the completion of this offering and the concurrent private placement pursuant to the Assured Entitlement Distribution, New Cotai will also have a Participation Interest in MSC Cotai, which will entitle New Cotai to receive from MSC Cotai an amount equal to 32.3% of the amount of any distribution, dividend or other consideration paid by MSC Cotai to us, subject to adjustments, exceptions and conditions.

(b)

Basic and diluted pro forma loss per SC Class A Share does not include SC Class B Shares as these shares do not participate in the loss of Studio City International. As a result, SC Class B Shares are not considered participating securities and are not included in the weighted average shares outstanding for purposes of computing pro forma loss per share. Diluted pro forma loss per share is calculated using the if-converted method for the exchange of SC Class B Shares for the proportionate number of SC Class A Shares.